UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2017

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The board of directors (the “Board”) of Ventas, Inc. (the “Company”) approved the amendment and restatement of the Company’s bylaws effective January 10, 2017 to, among other things, implement proxy access.  Article II, Section 2.12 has been added to the Company’s bylaws to permit, subject to certain requirements, a stockholder, or group of up to 20 stockholders, owning three percent or more of the Company’s outstanding common stock continuously for at least three years, to nominate and require the Company to include in its proxy materials for an annual meeting of stockholders director candidates constituting up to 20% of the Board, rounding down to the nearest whole number, but not less than two directors.  The amendment and restatement also revised the submission period for a stockholder’s notice of business to be considered by the Company’s stockholders at an annual meeting of stockholders.

The foregoing summary of the Fifth Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the bylaws, which is attached herewith as Exhibit 3.2 and is incorporated in this Item 5.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits:

Exhibit Number	Description
3.2	Fifth Amended and Restated By-Laws of Ventas, Inc., effective January 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: January 11, 2017	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Ethics and Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
3.2	Fifth Amended and Restated By-Laws of Ventas, Inc., effective January 10, 2017.